Exhibit 3(b)1

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

ALABAMA POWER COMPANY

Pursuant to, and with the effect provided in, Sections 10-2B-10.03 through 10-2B-10.06 of the Code of Alabama, 1975, as amended (the "Code"), the undersigned company adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the company is "Alabama Power Company" (the "Company").

SECOND: An amendment be made in the joint agreement between Alabama Power Company and Birmingham Electric Company prescribing the terms and conditions of the merger of Birmingham Electric Company into and with Alabama Power Company, as heretofore amended, providing for, the increase of capital stock of the Company by 10,000,000 shares of common stock and the creation of a new class of capital stock to be called preference stock by amending Article IX of such joint agreement to read as follows, which was duly proposed by the Company’s Board of Directors and duly adopted in the manner provided by the Code by the Company's shareholders at a meeting held on April 28, 2006:

“Article IX

Capital Stock

The corporation is authorized to issue four classes of shares of capital stock to be designated, respectively, “common stock,” “preferred stock,” “Class A preferred stock” and “preference stock.” The total number of shares of stock which the corporation shall have authority to issue shall be 96,350,000 shares, of which 25,000,000 shares shall be common stock with a par value of $40 per share, 3,850,000 shares shall be preferred stock with a par value of $100 per share, 27,500,000 shares shall be Class A preferred stock with a par value of $1 per share and 40,000,000 shares shall be preference stock with a par value of $1 per share. The designations, preferences, voting powers or restrictions or qualifications thereof, the rights of redemption, retirement and conversion of the shares of capital stock of the corporation, and the general provisions with respect thereto, shall be as hereinafter set forth; provided, however, that the preferred stock, Class A preferred stock and preference stock may be divided into and issued from time to time in one or more series, each such series of preferred stock or Class A preferred stock being hereinafter for convenience referred to as a “class” of preferred stock or Class A preferred stock, as the case may be, all such series of preferred stock or Class A preferred stock being hereinafter for convenience collectively referred to as “classes” of preferred stock or Class A preferred stock, as the case may be, and each such series of preference stock shall be referred to as a “series,” of preference stock The board of directors shall have, and is hereby granted the power and authority to divide the unissued shares of preferred stock, Class A preferred stock and preference stock into series (including the power and authority to reclassify, in the manner provided by law, all or any number of the unissued shares of preferred stock authorized at the time of the adoption of the joint agreement between Alabama Power Company and Birmingham Electric Company prescribing the terms and conditions of the merger of Birmingham Electric Company into and with Alabama Power Company), to fix and determine the following relative rights and preferences of any such series of preferred stock and Class A preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them: (1) the dividend rate, (2) the dividend payment dates, (3) the redemption price thereof, (4) the amount payable in event of liquidation, voluntary and involuntary and (5) the sinking fund provisions, if any, for the redemption or purchase of shares; to fix and determine the following relative rights and preferences of any such series of preference stock, and the number of shares constituting any such series and the designation thereof, or any of them: (1) the dividend rate, (2) the dividend payment dates, (3) the dividend rights, including the cumulative or non-cumulative nature thereof, (4) the terms and conditions for redemption of shares and the redemption price thereof, (5) the amount payable in event of liquidation, voluntary and involuntary, (6) the sinking fund provisions, if any, for the redemption or purchase of shares and (7) special voting rights, if any; and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall assume the status of authorized but unissued shares of preferred stock, Class A preferred stock or preference stock, as the case may be. The board of directors may issue and sell such shares of preferred stock, Class A preferred stock or preference stock in series and any other authorized shares provided for in this Article IX. Upon the issuance of shares of Class A preferred stock and preference stock, there shall be transferred to stated capital represented by each such share of Class A preferred stock or preference stock, as the case may be, an amount equal to the excess of the consideration received over the par value thereof (up to an amount which, when added to such par value, shall not exceed such share's preferential claim in the event of involuntary liquidation) and the stated capital represented by each share so determined shall be equal to such share's preferential claim in the event of involuntary liquidation.

A. Preferred Stock

1. Classes of Preferred Stock

* * * *

2. General Provisions

The following provisions shall apply to all classes of preferred stock and Class A preferred stock which may now or hereafter be authorized or created irrespective of class:

a.       The holders of the preferred stock and Class A preferred stock of each class shall be entitled to receive dividends, payable when and as declared by the board of directors, on such dates and at such rates as shall be determined for the respective classes, from the first day of the current dividend period within which such stock shall have been originally issued or from such other date within such dividend period as the board of directors may have determined for such class, before any dividends shall be declared or paid upon or set apart for the common stock or any other kind of stock of the corporation not having preference over the preferred stock and Class A preferred stock as to the payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding preferred stock and Class A preferred stock at the rates and from the dates determined for the respective classes, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the common stock or any other kind of stock of the corporation not having preference over the preferred stock and Class A preferred stock as to the payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the preferred stock or Class A preferred stock of any one class, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment, or paid, on the preferred stock and Class A preferred stock of all classes for all dividend periods terminating on the same or on an earlier date.

b.       When full cumulative dividends as aforesaid upon the preferred stock and Class A preferred stock of all classes then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the board of directors may declare dividends on the common stock or on any other kind of stock over which the preferred stock and Class A preferred stock have preference as to the payment of dividends, and no holders of any class of the preferred stock or Class A preferred stock as such shall be entitled to share therein. No dividends (other than dividends paid in stock over which the preferred stock and Class A preferred stock have preference as to the payment of dividends and as to assets or dividends paid in cash or property, if presently thereafter there shall be paid to the corporation in cash or property an amount equal to such dividends, for shares of, or as a capital contribution with respect to, such stock over which the preferred stock and Class A preferred stock have such preference) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on common stock or on any other kind of stock over which the preferred stock and Class A preferred stock have preference as to the payment of dividends or as to assets except out of accumulated surplus available for distribution to stock over which the preferred stock and Class A preferred stock have preference as to the payment of dividends and as to assets, earned subsequent to January 31, 1942.

c.       Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of preferred stock and Class A preferred stock of each class, without any preference of the shares of any class of preferred stock or Class A preferred stock over the shares of any other class of preferred stock or Class A preferred stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of common stock or of any other kind of stock not having preference as to assets over the preferred stock or Class A preferred stock, the amount specified to be payable on the shares of such class in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of preferred stock and Class A preferred stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of the amount payable in the event of involuntary liquidation on each share of preferred stock and Class A preferred stock outstanding irrespective of class; second, to the payment of the accrued dividends on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the amount payable in the event of involuntary liquidation on each such share plus accrued dividends which may be payable on the shares of any class in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the preferred stock and the Class A preferred stock of the full preferential amounts hereinbefore provided for, the holders of the preferred stock and the Class A preferred stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the common stock or of any other kind of stock over which the preferred stock and the Class A preferred stock have preference as to assets. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger, or consolidation, the sale of all the property of the corporation to, or the merger or consolidation of the corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purpose of this paragraph.

d.       At the option of the board of directors of the corporation, the corporation may redeem any class of preferred stock or Class A preferred stock which is redeemable, and each such class may be redeemed, as a whole or in part, at any time at the redemption price specified for such class. Not less than thirty nor more than sixty days prior to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the preferred stock or Class A preferred stock so to be redeemed, by mail or publication, in such manner as may be prescribed by the by-laws of the corporation or by resolution of the board of directors, but such resolution shall in no way conflict with the by-laws. In every case of redemption of less than all the outstanding shares of any one class of preferred stock or Class A preferred stock, the shares of such class to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the board of directors. At any time after notice of redemption has been given in the manner prescribed by the by-laws of the corporation or by resolution of the board of directors to the holders of stock so to be redeemed, the corporation may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company in the Borough of Manhattan, The City of New York, or in the city of Birmingham, Alabama, named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the corporation or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of such money as aforesaid, or, if no such deposit is made, upon such redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to such shares, and from and after the making of such deposit, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), such holders shall have no interest in or claim against the corporation, or its nominee, with respect to such shares, but shall be entitled only to receive such moneys on the date fixed for redemption as aforesaid from such bank or trust company, or, if no such deposit is made, from the corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

If such deposit shall be made by a nominee of the corporation as aforesaid, the prior holders of the shares for the redemption of which such deposit shall have been made shall, upon such deposit, cease to have any right or interest in such shares except as set forth in the foregoing paragraph, and such nominee shall, upon such deposit, become the owner of the shares with respect to which such deposit was made and certificates may be issued to such nominees in evidence of such ownership.

In case the holder of any such preferred stock or Class A preferred stock shall not, within six years after such deposit, claim the amount deposited as above stated for the redemption thereof, the depositary shall upon demand pay over to the corporation such amounts so deposited and the depositary shall thereupon be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the preferred stock or Class A preferred stock; provided, however, that the corporation shall not redeem, purchase or otherwise acquire any shares of the preferred stock or Class A preferred stock, if, at the time of such redemption, purchase or other acquisition, dividends payable on the preferred stock or Class A preferred stock of any class shall be in default in whole or in part, unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured or unless such action has been ordered, approved or permitted under the Public Utility Holding Company Act of 1935 by the Securities and Exchange Commission or any successor commission or regulatory authority of the United States of America.

The corporation may from time to time reissue any shares of the preferred stock or Class A preferred stock which have been redeemed, purchased or otherwise acquired by it and resell the same for such consideration as may be fixed by the board of directors.

e.       Notwithstanding any of the provisions of Article XI hereof, so long as any shares of the preferred stock or Class A preferred stock are outstanding, the corporation shall not, without the affirmative vote in favor thereof of the holders of at least two-thirds of the total voting power of the shares of preferred stock and Class A preferred stock at the time outstanding,

(1)      authorize or create any kind of stock preferred as to dividends or assets over the preferred stock or Class A preferred stock or issue (such issuance to be within twelve months after such vote) any shares of any kind of stock preferred as to dividends or assets over the preferred stock or Class A preferred stock or any security convertible into such kind of stock or change any of the rights and preferences of the then outstanding preferred stock or Class A preferred stock in any manner so as to affect adversely the holders thereof; provided, however, that if any such change would adversely affect the holders of only one, but not the other, such kind of stock, only the vote of the holders of at least two-thirds of the total voting power of the outstanding shares of the kind so affected shall be required. Nothing in this paragraph contained shall authorize any such authorization, creation or change by the vote of the holders of a less number of shares of preferred stock or

Class A preferred stock, or of any other class of stock, or of all classes of stock, than is required for such authorization, creation or change by the laws of the State of Alabama at the time applicable thereto;

(2)      issue, sell or otherwise dispose of any shares of preferred stock if the total number of shares thereof thereafter issued and outstanding would exceed 300,000, or issue, sell or otherwise dispose of any shares of Class A preferred stock, or issue, sell or otherwise dispose of any kind of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, or issue, sell or otherwise dispose of any shares of preferred stock or Class A preferred stock or of any kind of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, which have been redeemed, purchased or otherwise acquired by the corporation, unless, in any such case, (a) the net income of the corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of new property, the net income of the property to be so acquired, computed on the same basis as the net income of the corporation available for the payment of dividends) is at least equal to two times the annual dividend requirements on all outstanding shares of preferred stock and Class A preferred stock and of all kinds of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued, and (b) the gross income of the corporation available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of new property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the corporation available for the payment of interest) is at least equal to one and one-half times the aggregate of the annual interest requirements (adjusted by provision for amortization of debt discount and expense or of premium on debt, as the case may be) on all outstanding indebtedness of the corporation and the annual dividend requirements (adjusted by provision for amortization of preferred stock premium and expense) on all outstanding shares of preferred stock and Class A preferred stock and of all kinds of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued; or

(3)      issue, sell or otherwise dispose of any shares of preferred stock if the total number of shares thereof thereafter issued and outstanding would exceed 300,000, or issue, sell or otherwise dispose of any shares of Class A preferred stock, or issue, sell or otherwise dispose of any kind of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, or issue, sell or otherwise dispose of any shares of preferred stock or Class A preferred stock, or of any kind of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, which have been redeemed, purchased or otherwise acquired by the corporation, unless, in any such case, the aggregate of the par value of, or stated capital represented by, the outstanding shares of common stock and of the surplus of the corporation (paid in, earned and other, if any) shall be not less than the aggregate amount payable in the event of involuntary liquidation upon all outstanding shares of preferred stock and Class A preferred stock and all kinds of stock over which the preferred stock and Class A preferred stock do not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued, provided that no portion of the surplus of the corporation utilized to satisfy the foregoing requirement shall be available for dividends or other distributions of assets, by purchase of shares or otherwise, on common stock or on any other kind of stock over which the preferred stock and Class A preferred stock have preference as to the payment of dividends and as to assets, until such additional shares are retired or until and to the extent that the par value of, or stated capital represented by, the outstanding shares of common stock shall have been increased.

3. Definition of Terms

a.       The term “accrued dividends” shall be deemed to mean in respect of any share of the preferred stock or Class A preferred stock of any class, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such class, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

b.       The term “outstanding,” whenever used herein with respect to shares of preferred stock or Class A preferred stock or of any other kind of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness, shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, notice of such call for redemption having been given or appropriately provided for as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited by the corporation with a bank or trust company, irrevocably in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

c.       The term “net income of the corporation available for the payment of dividends” shall mean the balance remaining after deducting from the total gross revenues of the corporation from all sources the following: (1) all operating expenses and taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant, and (2) all interest charges and other income deductions, including charges to income for the amortization of debt discount, premium and expense and of preferred stock and Class A preferred stock premium and expense, and the total amount, if any, by which the charges to income or earned surplus during such period as provision for depreciation shall have been less than an amount equal to the product of the applicable percentage (as defined below) and the mathematical average of the amounts of depreciable property (as defined in Section 3 of the Supplemental Indenture dated as of May 1, 1957) at the opening of business on the first day and at the close of business on the last day of such period. The term “applicable percentage” shall mean 3.0% or such other percentage as shall be authorized or approved, upon application by the corporation, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

d.      The term “gross income of the corporation available for the payment of interest” shall mean the balance remaining after deducting from the total gross revenues of the corporation from all sources all operating expenses and taxes, including charges to income for general taxes and for federal and state taxes measured by income, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant, and the total amount, if any, by which the charges to income or earned surplus during such period as provision for depreciation shall have been less than an amount equal to the product of the applicable percentage (as defined below) and the mathematical average of the amounts of depreciable property (as defined in Section 3 of the Supplemental Indenture dated as of May 1, 1957) at the opening of business on the first day and at the close of business on the last day of such period. The term “applicable percentage” shall mean 3.0% or such other percentage as shall be authorized or approved, upon application by the corporation, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

B. Preference Stock

1. General Provisions

The following provisions shall apply to all series of preference stock which may now or hereafter be authorized or created irrespective of series:

a.      The preference stock is subject to the prior rights and preferences of the preferred stock and Class A preferred stock.

b.       So long as any shares of preference stock are outstanding, no dividends shall be declared or paid upon or set apart for the common stock or any other kind of stock not having preference over the preference stock as to the payment of dividends and as to assets, nor any sums applied to the purchase, redemption or retirement of any class of such stock, unless (i) full dividends on all shares of cumulative preference stock, of all series outstanding, for all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart and the full dividend for the then-current dividend period shall have been or concurrently shall be declared, and (ii) full dividends for the then-current dividend period on all shares of non-cumulative preference stock, of all series outstanding, have been, or contemporaneously are, paid, or declared and a sum sufficient for the payment thereof set aside. Unpaid accrued dividends on the preference stock shall not bear interest.

When specified dividends are not paid in full on all series of preference stock, the shares of each series of preference stock shall share ratably in any partial payment of dividends in accordance with the sums which would be payable on said shares if all dividends were paid in full; provided, however, that non-cumulative preference stock shall not share in accumulations of accrued and unpaid dividends for prior dividend periods unless previously declared.

After such dividends as aforesaid upon the preference stock of all series then outstanding shall have been paid or declared and set apart for payment, the board of directors may declare dividends on the common stock or any other class of stock over which the preference stock has preference as to the payment of dividends, and no holders of any series of the preference stock as such shall be entitled to share therein.

c.       Upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of the common stock or any other class of stock over which the preference stock has preference as to the payment of dividends or assets, but subject to the prior rights and preferences of the holders of preferred stock and the Class A preferred stock, the holders of preference stock of each series, without any preference of the shares of any series of preference stock over the shares of any other series of preference stock, shall be entitled to receive out of the assets of the corporation, whether capital, surplus or other, the amount specified to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be.

In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of preference stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of the amount payable in the event of involuntary liquidation on each share of preference stock outstanding irrespective of series; second, to the payment of the accrued dividends, if any, on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of the amount payable in the event of involuntary liquidation on each share plus accrued dividends which may be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the preference stock of the full preferential amounts hereinbefore provided for, the holders of the preference stock as such shall have no right or claim to any of the remaining assets of the corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the common stock or of any other class of stock over which the preference stock has preference as to assets. Without limiting the right of the corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the corporation to, or the merger or consolidation of the corporation into or with, any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph c. So long as any shares of the preference stock are outstanding, the corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the total voting power of the shares of preference stock at the time outstanding voting together as a single class, increase the authorized shares of preferred stock or Class A preferred stock or authorize or create any other class of stock preferred as to dividends or assets over the preference stock or change any of the rights and preferences of the then outstanding preference stock in any manner so as to affect adversely the holders thereof; provided, however, that if any such change would affect adversely the holders of only one or more series of the preference stock, but not other series of the preference stock, only the vote of the holders of at least a majority of the total voting power of the outstanding shares of the series so affected voting together as a single class shall be required; and provided further that nothing in this paragraph contained shall authorize any such authorization, creation or change by the vote of the holders of a less number of shares of preference stock, or of any other class of stock, or of all classes of stock, than is required for such authorization, creation or change by the laws of the State of Alabama at the time applicable thereto.

2. Definition of Terms

a.       The term “accrued dividends” shall be deemed to mean (1) in respect of any share of cumulative preference stock of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment and (2) in respect of any share of non-cumulative preference stock of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of days which shall have elapsed for the then current dividend period, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment for such current dividend period.

b.       The term “outstanding,” whenever used herein with respect to shares of preference stock or of any other kind of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness, shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, notice of such call for redemption having been given or appropriately provided for as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited by the corporation with a bank or trust company, irrevocably in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

C. Common Stock

There shall be a class of stock of the corporation designated as common stock and each share of common stock shall be equal to every other share of such stock in every respect.

D. Voting Power

a.                 At all elections of directors of the corporation, the holders of preferred stock and Class A preferred stock shall have full voting rights with the holders of common stock, all voting together as a single class; each holder of preferred stock and Class A preferred stock with a stated value of $100 being entitled to two-fifths vote for each share thereof standing in his name, each holder of Class A preferred stock with a stated value of $25 per share being entitled to one-tenth vote for each share thereof standing in his name, each holder of Class A preferred stock with a stated value of $100,000 being entitled to 400 votes for each share thereof standing in his name and each holder of common stock being entitled to one vote for each share thereof standing in his name. In addition, with the approval of the board of directors and the holders of a majority of the outstanding shares of common stock, the joint agreement may be amended to provide that the holders of outstanding shares of any series of preference stock may be entitled to full voting rights in the election of directors, to vote together with the holders of common stock, preferred stock and Class A preferred stock, with each holder of preference stock being entitled to one-tenth of a vote for each share thereof standing in his name.

On all other matters, except on matters in respect of which the laws of the State of Alabama shall provide that all shareholders shall have the right to vote irrespective of whether such right shall have been relinquished by any of such shareholders and except as otherwise herein provided, the holders of common stock shall have the exclusive right to vote.

At all elections of directors of the corporation, each holder of common stock, preferred stock and Class A preferred stock entitled to vote for directors shall have the right to cumulate his votes and to give to one candidate for whom he may vote as many votes as the number of directors to be elected by the holders of the class of stock held by such shareholder multiplied by the number of his votes equals, or to distribute them on the same principle among as many such candidates as he sees fit. If this joint agreement has been amended to provide that the holders of the preference stock shall have the right to vote generally in the election of directors, the holders of the preference stock shall not have the right to cumulate their votes.

b.                 Notwithstanding the foregoing, whenever and as often as four quarterly dividends payable on the preferred stock or Class A preferred stock of any class shall be in default, in whole or in part, the holders of the preferred stock and Class A preferred stock of all classes shall have the exclusive right, voting separately and as a single class, to vote for and to elect the smallest number of directors that shall constitute a majority of the then authorized number of directors of the corporation. In the event of defaults entitling the preferred stock and Class A preferred stock to vote as aforesaid, the holders of common stock shall have the exclusive right, subject to the rights of the holders of the preference stock, voting separately and as a class, to vote for and to elect the greatest number of directors that shall constitute a minority of the then authorized number of directors of the corporation. In each such instance in which the holders of the preferred stock and the Class A preferred stock are entitled to vote separately and as a single class or to vote together with the holders of the preference stock and common stock, other than for the election of directors, the relative voting power of the various classes of stock shall be computed as hereinafter provided. These additional voting rights of the holders of the preferred stock and Class A preferred stock shall cease, however, when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the board of directors, is reasonably practicable.

Whenever the right shall have accrued to the holders of the preferred stock and Class A preferred stock to elect directors, voting separately as a class, the terms of office, as directors, of all persons who may be directors of the corporation at the time shall terminate upon the election of a majority of the board of directors by the holders of the preferred stock and Class A preferred stock. If the holders of the common stock shall not then have elected the remaining directors of the corporation, the directors of the corporation, in office just prior to the election of a majority of the board of directors by the holders of the preferred stock and Class A preferred stock shall elect the remaining directors of the corporation. Thereafter so long as the majority of the board of directors is being elected by the holders of the preferred stock and Class A preferred stock, the remaining directors, whether elected by directors as aforesaid or by the holders of the common stock, shall continue in office until their successors are elected by the holders of the common stock. Any vacancy in the board of directors occurring during any period that the preferred stock and Class A preferred stock shall have representatives on the board by exercise of the special right herein provided to elect a majority of the board, shall be filled by a majority vote of the remaining directors representing the class of stock theretofore represented by the director causing the vacancy or by the remaining director representing such class if there be but one. Upon the termination of such exclusive right of the holders of the preferred stock and Class A preferred stock to elect a majority of the directors of the corporation, the terms of office of all the directors of the corporation elected by vote of the holders of the preferred stock and Class A preferred stock shall terminate and their successors may be elected by the vote of a majority of the remaining directors or at a meeting of the shareholders of the corporation then entitled to vote.

Whenever the right shall have accrued to the holders of the preferred stock and Class A preferred stock to elect directors, voting separately as a class, it shall be the duty of the chairman of the board, the president, a vice-president or the secretary of the corporation forthwith to call and cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as the officers of the corporation may fix, not less than forty-five nor more than sixty days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of the preferred stock and Class A preferred stock at his last known address appearing on the books of the corporation and shall set forth, among other things, (i) that by reason of the fact that four quarterly dividends payable on the preferred stock or Class A preferred stock of any class are in default, the holders of the preferred stock and Class A preferred stock, voting separately as a class, have the right to elect the smallest number of directors necessary to constitute a majority of the full board of directors of the corporation, (ii) that any holder of the preferred stock or Class A preferred stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the preferred stock and Class A preferred stock maintained at the principal office of the corporation or at the office of any transfer agent of the preferred stock or Class A preferred stock, and (iii) either the entirety of this paragraph or the substance thereof with respect to the number of shares of the preferred stock and Class A preferred stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the corporation. At the first meeting of shareholders held for the purpose of electing directors during such time as the holders of the preferred stock and Class A preferred stock shall have the special right, voting separately as a class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding common stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the total voting power of the outstanding shares of preferred stock and Class A preferred stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the preferred stock and Class A preferred stock, no election of directors shall be held, but a majority of the total voting power of the holders of the preferred stock and Class A preferred stock who are present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the total voting power of the outstanding preferred stock and Class A preferred stock shall be required to constitute a quorum of such class for the election of directors. In the event such first meeting of shareholders shall be so adjourned, it shall be the duty of the chairman of the board, the president, a vice-president or the secretary of the corporation, within ten days from the date on which such first meeting shall have been adjourned to cause notice of such adjourned meeting to be given to the shareholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of shareholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the total voting power of the outstanding preferred stock and Class A preferred stock shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting. If the requisite forum of holders of the preferred stock and Class A preferred stock shall not be present at said adjourned meeting, then the directors of the corporation then in office shall remain in office until the next annual meeting of the corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify. Neither such first meeting nor such adjourned meeting shall be held on a date within sixty days of the date of the next annual meeting of the corporation or special meeting in lieu thereof. At each annual meeting of the corporation, or special meeting in lieu thereof, held during such time as the holders of the preferred stock and Class A preferred stock, voting separately as a class, shall have the right to elect a majority of the board of directors, the foregoing provisions of this paragraph shall govern such annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of shareholders held for the purpose of electing directors after the right of the holders of the preferred stock and Class A preferred stock, voting separately as a class to elect a majority of the board of directors, should have accrued, with the exception that if, at any adjourned annual meeting, or special meeting in lieu thereof, 35% of the total voting power of the outstanding preferred stock and Class A preferred stock is not present in person or by proxy, subject to the rights of the holders of the preference stock, all the directors shall be elected by a vote of the holders of a majority of the common stock of the corporation present or represented at the meeting.

c.       Notwithstanding the foregoing, in the event that (1) with respect to any series of non-cumulative preference stock, any six quarterly dividends (whether or not consecutive and whether or not earned and declared) or (2) with respect to any series of cumulative preference stock, any six consecutive quarterly dividends, have not been paid in full on such series of preference stock, in whole or in part, the holders of the preference stock, together with all other series of preference stock upon which like voting rights are then exercisable, shall have the exclusive right, voting separately and as a single class, to vote for and to elect two additional directors of the corporation and the authorized number of directors of the corporation shall be increased accordingly to effect such election. These additional voting rights of the holders of the preference stock will continue until such time as (1) with respect to any series of non-cumulative preference stock, full dividends on such series of preference stock have been paid or declared and set apart regularly for at least one year (four consecutive full quarterly dividend periods), or (2) with respect to any series of cumulative preference stock, the dividends in arrears and the current dividend on such series of preference stock shall have been paid or declared and set aside for payment, at which time in either case, such right will terminate, subject to revesting in the event of a subsequent failure to pay dividends of the character described above. Upon termination of the right of the holders of shares of the preference stock to vote as a single class for the election of directors, the term of office of all directors then in office elected by such holders voting as a single class will terminate immediately.

Whenever the right shall have accrued to the holders of the preference stock to elect directors, voting separately as a class, it shall be the duty of the chairman of the board, the president, a vice-president or the secretary of the corporation forthwith to call and cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as the officers of the corporation may fix, not less than forty-five nor more than sixty days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of the preference stock at his last known address appearing on the books of the corporation and shall set forth, among other things, (i) that by reason of the fact that six quarterly dividends payable on such series of preference stock have not been paid, the holders of the preference stock, voting together as a single class with the holders of one or more other series of preference stock upon which like voting rights are then exercisable, have the right to elect two additional directors of the corporation, (ii) that any holder of the preference stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of holders of the preference stock maintained at the principal office of the corporation or at the office of any transfer agent of the preference stock, and (iii) either the entirety of this paragraph or the substance thereof with respect to the number of shares of the preference stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the corporation.

At the first meeting of shareholders held for the purpose of electing directors during such time as the holders of the preference stock shall have the special right, voting separately as a class, to elect two directors, the presence in person or by proxy of the holders of a majority of the total voting power of the outstanding shares of preference stock shall be required to constitute a quorum of such class for the election of the two additional directors; provided, however, that in the absence of a quorum of the holders of the preference stock, no election of the two additional directors shall be held, but a majority of the total voting power of the holders of the preference stock who are present in person or by proxy shall have the power to adjourn the election of the two additional directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the holders of 35% of the total voting power of the outstanding preference stock shall be required to constitute a quorum of such class for the election of the two additional directors. In the event such first meeting of shareholders shall be so adjourned, it shall be the duty of the chairman of the board, the president, a vice-president or the secretary of the corporation, within ten days from the date on which such first meeting shall have been adjourned to cause notice of such adjourned meeting to be given to the shareholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of shareholders, and shall further set forth that a quorum was not present at such first meeting and that the holders of 35% of the total voting power of the outstanding preference stock shall be required to constitute a quorum of such class for the election of the two additional directors at such adjourned meeting. If the requisite forum of holders of the preference stock shall not be present at said adjourned meeting, then the two directors of the corporation to be elected by the holders of the preference stock pursuant to the terms hereof shall be elected at the next annual meeting of the corporation, or special meeting in lieu thereof, as hereinafter provided. Neither such first meeting nor such adjourned meeting shall be held on a date within sixty days of the date of the next annual meeting of the corporation or special meeting in lieu thereof. At each annual meeting of the corporation, or special meeting in lieu thereof, held during such time as the holders of the preference stock, voting separately as a single class, shall have the right to elect two additional members of the board of directors, the foregoing provisions of this paragraph shall govern such annual meeting, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of shareholders held for the purpose of electing directors after the right of the holders of the preference stock, voting separately as a class to elect two additional directors, should have accrued, with the exception that if, at any adjourned meeting, or special meeting in lieu thereof, 35% of the total voting power of the outstanding preference stock is not present in person or by proxy, the two directors of the corporation previously elected by the holders of the preference stock pursuant to the terms hereof, if any, shall remain in office until the next annual meeting of the corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify.

d.       For the purposes of the foregoing provisions, other than when the holders of the preferred stock, the Class A preferred stock, the common stock and if this joint agreement has been amended to provide that the holders of the preference stock shall have the right to vote generally in the election of directors, the preference stock vote together as a single class for the election of directors, the preferred stock and Class A preferred stock of all classes shall be deemed to be a single class and the preference stock of all series shall be deemed to be a single class, and the relative voting power of each class of preferred stock and Class A preferred stock, each series of preference stock and the common stock shall be determined as follows:

(1)      the relative voting power of each share of preferred stock and Class A preferred stock for purposes of all votes and consents hereunder shall be in the same proportion to all the outstanding shares of preferred stock and Class A preferred stock as the ratio of (i) the stated capital of such share to (ii) the aggregate stated capital of all then outstanding shares of preferred stock and Class A preferred stock.

(2)      the relative voting power of each share of preference stock for purposes of all votes and consents hereunder shall be in the same proportion to all the outstanding shares of preference stock as the ratio of (i) the stated capital of such share to (ii) the aggregate stated capital of all then outstanding shares of preference stock.

(3)	for purposes of computation

(a)     in voting by holders of preferred stock and Class A preferred stock as a single class, each share of preferred stock or Class A preferred stock having the lowest stated capital then outstanding shall have one vote and each share of preferred stock and Class A preferred stock having a stated capital other than the lowest stated capital then outstanding shall have that number of votes which is proportionate to such one vote as determined pursuant to subparagraph (a) above,

(b)     in voting by holders of preference stock as a single class, each share of preference stock having the lowest stated capital then outstanding shall have one vote and each share of preference stock having a stated capital other than the lowest stated capital then outstanding shall have that number of votes which is proportionate to such one vote as determined pursuant to subparagraph (b) above, and

(c)     in voting by holders of preferred stock, Class A preferred stock and preference stock together with the holders of the common stock, each share of common stock shall have one vote, each share of preferred stock shall have one vote, each share of Class A preferred stock shall have that number of votes which is proportionate to such one vote as determined pursuant to subparagraph (a) above and each share of preference stock shall have that number of votes which is proportionate to such one vote as determined pursuant to subparagraph (b) above.

D. Miscellaneous Provisions

a.       The holders of the preferred stock, Class A preferred stock and preference stock shall have no pre-emptive rights to subscribe to any additional shares of the capital stock of the corporation of any kind, or any rights to exchange shares issued for shares to be issued; but, before issuing or disposing of any shares of common stock or any bonds, debentures or other obligations, or rights or options, which are convertible into or exchangeable for or which entitle the holder or owner to subscribe for or purchase any shares of common stock, the board of directors shall offer to the holders of the common stock at the time outstanding, and the holders thereof shall be entitled to purchase or subscribe for the shares of common stock or the bonds, debentures or other obligations, or rights or options, which are convertible into or exchangeable for such stock or which entitle the holder or owner thereof to subscribe for or purchase such stock, upon terms not less favorable to the purchaser (without deduction of such compensation, allowance or discount for the sale, underwriting or purchase thereof as may be fixed by the board of directors) than those on which the board of directors issues and disposes of such stock, bonds, debentures, obligations or rights to other than such holders of common stock

b.       The corporation may issue and dispose of any of its authorized shares of stock for such consideration as may be fixed from time to time by the board of directors subject to the laws of the state of Alabama then applicable.

c.       The corporation may from time to time, out of its net profits or surplus earnings, purchase any of its stock outstanding at such price as may be fixed by its board of directors and accepted by the holders of the stock purchased, but such price shall not exceed the redemption price, if any, of the stock purchased.

d.       The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the state of Alabama.

e.                 A director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.”

THIRD: The proposed increase in the authorized shares of common stock requires the affirmative vote of the holders of the larger amount in total value of all of the capital stock of the Company. The proposed creation and authorization of the preference stock requires the affirmative vote of two-thirds of the total value of the capital stock of the Company. The Company considers that the favorable vote of the holders of all of the outstanding common stock sufficient for the adoption of such amendment.

FOURTH:     At the close of business on March 15, 2006, the record date, the Company had 9,250,000 shares of common stock issued and outstanding, 475,115 shares of preferred stock, par value $100 per share, issued and outstanding and 12,001,250 shares of Class A preferred stock, par value $1 per share, issued and outstanding. All of the 9,250,000 shares of common stock voted affirmatively for the adoption of the amendment. Of the total shares of preferred stock issued and outstanding, no shares voted affirmatively for the adoption of the amendment, no shares voted against the amendment and no shares abstained, and of the total shares of Class A preferred stock issued and outstanding, no shares voted affirmatively for the adoption of the amendment, no shares voted against the amendment and no shares abstained, such affirmative votes being sufficient for the adoption of the foregoing amendment.

IN WITNESS WHEREOF, the undersigned officers of the Company, do hereby set their hand and the seal of the Company on the 1st day of May, 2006.

ALABAMA POWER COMPANY

/s/Charles D. McCrary
Charles D. McCrary
President and Chief Executive Officer

/s/William E. Zales, Jr.

William E. Zales, Jr.
Vice President, Corporate Secretary
and Assistant Treasurer

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